UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 20, 2010
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 20, 2010, the Board of Directors (the “Board”) of Commercial Metals Company (the “Company”) adopted Second Amended and Restated Bylaws of the Company (the “Bylaws”) to provide for the following material amendments:
     Article II, Section 2 has been amended to provide the Board with flexibility to set the time, place and date of the annual meeting of stockholders.
     Article II, Section 3 has been amended to add a comprehensive advance notice provision that requires stockholders to provide advance written notice if they would like to nominate any person to the Board or propose any business at an annual meeting of stockholders. The proposed provision specifies the times within which such notice must be submitted and what information the notice must contain.
     Currently, the next annual meeting of stockholders is scheduled to be held on January 17, 2011. For this annual meeting of stockholders, the deadline under Article II, Section 3 is November 4, 2010. This deadline is for stockholder nominations as well as for stockholder proposals submitted outside of the processes established in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.
     Article II, Section 5 has been amended to add advance notice requirements for nominating persons to the Board with respect to special meetings of stockholders.
     Article II, Section 7 has been amended to provide the Company more flexibility in connection with setting different dates for stockholders entitled to notice of a meeting and stockholders entitled to vote at a meeting pursuant to Delaware law.
     Article II, Section 8 has been amended to set forth the requirements that must be met to establish a quorum at a meeting of stockholders and provide that these requirements will apply unless the Company’s certificate of incorporation, a different bylaw or any stock exchange upon which the Company’s securities are listed states otherwise. Article II, Section 8 was also amended to specify the requirements for a quorum if a separate class vote is ever required and how the meeting may be adjourned if a quorum is not present.
     Article II, Section 9 has been amended to set forth the minimum number of votes required for a proposal to be approved by the stockholders and provide that these requirements will apply unless the Company’s certificate of incorporation, a different bylaw or any stock exchange upon which the Company’s securities are listed states otherwise.
     Article II, Section 10 has been amended to make certain updates that reflect changes in the way proxies may be given under various modes of communication.
     Article II, Section 13 has been amended to specify certain procedures with respect to meetings of stockholders.
     Article V, Section 2 has been amended to provide the Board and Board committee members with more specificity in forming or adding members to a Board committee.
     Article VIII has been amended to provide that the officers of the Company may include a chairman of the board (who may or may not be an officer), a chief executive officer, president, a chief operating officer, vice presidents, a secretary, assistant secretaries, a treasurer and assistant treasurers.
     Article IX, Section 3 has been amended to delete certain outdated references to the closing of stock transfer books and to specify that the Board may fix a new record date with respect to adjourned meetings.

     Article IX, Section 4 has been amended to delete unnecessary language regarding the Company’s rights to recognize the exclusive rights of registered stockholders since this right is provided under Delaware law.
     Article XI has been amended to provide rights to indemnification, advancement of expenses and other provisions that support the Company’s ability to protect its directors, officers, employees and other agents against certain liability incurred in connection with services provided to the Company. These indemnification provisions are in addition to those indemnification provisions set forth in the Company’s certificate of incorporation.
     The Bylaws, as amended and restated, became effective immediately upon their adoption by the Board. The description contained herein of the Bylaws, as amended and restated, is qualified in its entirety by reference to the full text of the Bylaws of the Company, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is filed with this Form 8-K.

3.1	Second Amended and Restated Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: October 25, 2010	By:	/s/ William B. Larson
		Name:	William B. Larson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

The following exhibit is filed with this Form 8-K.

3.1	Second Amended and Restated Bylaws.